As filed with the Securities and Exchange Commission on May 19, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Augmedix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	83-3299164
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

111 Sutter Street, Suite 1300

San Francisco, California 94104

(888) 669-4885

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul Ginocchio

Augmedix, Inc.

Chief Financial Officer

111 Sutter Street, Suite 1300

San Francisco, California 94104

(888) 669-4885

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John M. Rafferty

John T. Owen

Morrison & Foerster LLP

425 Market Street

San Francisco, CA 94105

(415) 268-7000

From time to time after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED May 19, 2023

PROSPECTUS

Augmedix, Inc.

9,375,342 Shares of Common Stock

Offered by the Selling Securityholders

The selling securityholders may offer and sell up to 9,375,342 shares in the aggregate of our common stock, par value $0.0001 per share. This prospectus provides you with a general description of the securities. We will not receive any proceeds from the sale of our common stock by the selling securityholders.

Each time any of the selling securityholders offer and sell securities, such selling securityholders may provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus, any accompanying prospectus supplement, and any related free writing prospectus, together with the documents we incorporate by reference, before you invest in any of the securities being offered.

The selling securityholders, together or separately, may offer and sell the securities described in this prospectus and any prospectus supplement from time to time, together or separately, to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and any applicable prospectus supplement describing the method and terms of the offering of such securities.

We will pay all expenses incident to the registration of the potential resale of the 9,375,342 shares of our common stock offered herein. The selling securityholders will bear all underwriting discounts, selling commissions or transfer taxes, if any, attributable to their sales of shares of our common stock.

____________________________

Investing in THESE securities involves certain risks. See the “Risk Factors” section of this prospectus beginning on page 2 of this prospectus and any similar section contained in the applicable prospectus supplement, in our most recent annual report on form 10-k, in our subsequent quarterly reports on form 10-q and in the documents incorporated by reference herein and therein concerning factors you should consider before investing in these securities.

Our common stock is listed on the Nasdaq Capital Market under the symbol “AUGX.” On May 15, 2023, the last reported sale price of our common stock on the Nasdaq Capital Market was $3.37 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is        , 2023.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC, utilizing a shelf registration process. By using a shelf registration statement, the selling securityholders may, from time to time, offer and sell up to 9,375,342 shares of common stock (including shares underlying 1,875,069 warrants which are not exercisable until October 19, 2023, with such exercisability subject to the occurrence of certain other specified events) from time to time in one or more offerings as described in this prospectus.

This prospectus provides you with a general description of the securities. This prospectus provides you with a general description of the securities we may offer. Each time the selling securityholders offer and sell shares of our common stock, we or the selling securityholders will provide a prospectus and any prospectus supplement containing specific information about the terms of the applicable offering, as required by applicable law. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectuses may also add, update or change information in this prospectus or in documents incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectuses, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. Neither we, nor the selling securityholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The selling securityholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of shares. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus may involve estimates and assumptions, and these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

We may only sell securities pursuant to this prospectus if this prospectus is accompanied by a prospectus supplement.

When we refer to “Augmedix,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Augmedix, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

“Augmedix,” the Augmedix logo and other trademarks, trade names or service marks of Augmedix, Inc. appearing in this prospectus are the property of Augmedix, Inc. All other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert their rights thereto.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements relate to, among others, our plans, objectives and expectations for our business, operations and financial performance and condition, and can be identified by terminology such as “may,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “will,” “could,” “project,” “target,” “potential,” “continue” and similar expressions that do not relate solely to historical matters. Forward-looking statements are based on management’s belief and assumptions and on information currently available to management. Although we believe that the expectations reflected in forward-looking statements are reasonable, such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements.

Forward-looking statements include, but are not limited to, statements about:

●	anticipated trends, growth rates, and challenges in our business and in the markets in which we operate;

●	our ability to further penetrate our existing customer base;

●	our estimates regarding future revenues, capital requirements, general and administrative expenses, sales and marketing expenses, research and development expenses, and our need for or ability to obtain additional financing to fund our operations;

●	our ability to interoperate with the EHR (as defined below) systems of our customers;

●	our ability to attract and retain key personnel;

●	developments and projections relating to our competitors and our industry, including competing dictation software providers, non-real time medical note generators, and real time medical note documentation services;

●	the competition to attract and retain MDSs (as defined below);

●	our reliance on vendors;

●	our expectations regarding changes in regulatory requirements;

●	our ability to protect and enforce our intellectual property protection and the scope and duration of such protection;

●	the impact of current and future laws and regulations; and

●	the ongoing impact of the COVID-19 pandemic on our business, results of operations and future growth prospects.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, operating results, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K and documents we have filed with the SEC thereafter. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and trends discussed in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. We undertake no obligation to update any of these forward-looking statements for any reason after the date on which the statement is made or to conform these statements to actual results or revised expectations, except as required by law.

You should carefully read this prospectus, any applicable accompanying prospectus supplement and any related free writing prospectus, together with the information incorporated herein or therein by reference, and with the understanding that our actual future results, performance, and events and circumstances may materially differ from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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THE COMPANY

Augmedix is on a mission to help clinicians and patients form a human connection at the point of care without the intrusion of technology. Augmedix’s products relieve clinicians of administrative burden, in turn, reducing burnout and increasing both clinician and patient satisfaction.

The medical note documentation burden in the United States is significant and is a major contributor to physician burnout. According to a 2019 study in the Annals of Internal Medicine, physician burnout costs the U.S. healthcare industry $4.6 billion per year due to lost productivity and higher turnover, with the cost of replacing a single physician estimated to be between $100,000 and $1 million. It also is adversely impacting industry productivity because the considerable amount of time physicians spend on documentation could be better utilized seeing more patients.

Physicians and health systems in the United States often turn to 3rd party service providers and “Health IT” solutions to alleviate these swelling documentation burdens. Available solutions range in scope from in-person human scribing services, physically present at the point of care, to Health IT solutions such as single-party dictation and ambient documentation solutions. We are a provider of ambient documentation products that are uniquely able to convert the natural conversation between physicians and patients into timely and comprehensive medical notes.

Augmedix, Inc. was incorporated in 2013 and launched its commercial synchronous, remote documentation services in 2014. Clinicians access our applications predominately through mobile devices such as smartphones, with approximately 5% on Google Glass. Once accessed, the client application provides clinicians with a secure communication channel to our Notebuilder Platform which contains our note creation software (“Notebuilder”), which is utilized by our Medical Documentation Specialists (“MDSs”). Our note creation software includes proprietary natural language processing (“NLP”) models, large language models (“LLM(s)”) and structured data models to generate the note, with assistance from the MDS. Completed notes are uploaded via integration or manually into the patient’s chart in the electronic health record (“EHR”) system. The EHR system (e.g. Epic, Cerner), is third-party software licensed by the healthcare clinic or system to manage patient charts.

Patient care in the United States is principally provided in ambulatory clinics, specialty care centers and hospitals. We serve all these care settings. Roughly 80% of the physicians who subscribe to our service are employed directly by, or are affiliated with, a healthcare enterprise. The remaining 20% consists of group practices and individual practitioners.

During the first quarter of 2023, we delivered approximately 60,000 notes to our customers each week. We estimate that our products save clinicians up to two to three hours each day, which is time that they can redeploy to see more patients or improve their work-life balance. We believe the principal benefits to healthcare enterprises from our products are increased productivity and higher clinician and patient satisfaction.

The COVID-19 pandemic and resulting safety protocols served as a catalyst for the industry’s adoption of virtual products such as ours. The pandemic required modifications to how we deliver our service. While our general business model is for MDSs to work from centralized operating centers, local shelter-in-place orders and safety restrictions required us to temporarily shift to work-from-home for most employees and contracted employees for a period of time. Further, we instituted additional administrative, technical and physical controls to ensure compliance with our privacy practices. In 2022, we started to shift back to central operating centers to the extent that local conditions allowed.

Our technology vision is to automate as much of the medical note creation process as possible by combining artificial intelligence technologies, such as automated speech recognition, natural language processing and large language models, with structured data models. While the unstructured nature of a conversation between physician and patient creates challenges to fully automating the process, we believe that increasing levels of automation generate significant benefits, including improved operating efficiencies, higher-quality medical notes, a more uniform level of note quality and structured medical data.

Our automation approach is based upon our belief that harmonizing human interaction with technology generates the highest note quality. We train our MDSs to be experts at using our technology tools to consistently and efficiently deliver high-quality, structured medical notes.

We were incorporated in the State of Delaware as Malo Holdings Corporation on December 27, 2018. On October 5, 2020, August Acquisition Corp. merged (the “Merger”) with and into Augmedix. Following the Merger, Augmedix was the surviving entity and became our wholly-owned subsidiary, and all of the outstanding shares of common and preferred stock of Augmedix were converted into shares of our common stock. The business of Augmedix became our business as a result of the Merger. Following the consummation of the Merger, Augmedix changed its name to “Augmedix Operating Corporation.” Immediately after completion of the Merger, we changed our name to “Augmedix, Inc.”

Our principal executive offices are located at 111 Sutter Street, Suite 1300, San Francisco, CA 94104. Our telephone number is (888) 669-4885. Our website address is www.augmedix.com. Information contained on, or that can be accessed through, our website is not a part of this prospectus. Information contained on, or accessible through, our website shall not be deemed incorporated into and is not a part of this prospectus or the registration statement of which it forms a part. We have included our website in this prospectus solely as an inactive textual reference.

RISK FACTORS

An investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before making a decision about investing in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our securities could decline and you could lose all or part of your investment. Although we have tried to discuss key factors, please be aware that the risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our business or our financial performance. Please also refer to the section entitled “Forward-Looking Statements” in this prospectus. If any selling securityholders offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to these securities in the prospectus supplement or any related free writing prospectus.

USE OF PROCEEDS

The proceeds from the sale or other disposition of shares of our common stock covered by this prospectus are solely for the account of the selling securityholders. Accordingly, we will not receive any proceeds from the sale or other disposition of such shares of our common stock, and the net proceeds received from the sale or other disposition of such shares of our common stock by the selling securityholders, if any, is unknown. We will, however, bear the costs incurred in connection with the registration of these shares of our common stock.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. The following summary describes our capital stock and the material provisions of our restated certificate of incorporation (the “Restated Charter”) and our restated bylaws (the “Restated Bylaws”) and of the Delaware General Corporation Law (the “DGCL”). Because it is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to the Restated Charter and the Restated Bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

General

We have authorized capital stock consisting of 500,000,000 shares of common stock, $0.0001 par value per share, and 10,000,000 shares of undesignated preferred stock, $0.0001 par value per share. Except as otherwise provided in the certificate of designation of any series of preferred stock we may issue, the number of authorized shares of common stock or preferred stock may from time to time be increased or decreased (but not below the number of shares of such class outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding shares of our capital stock.

As of May 2, 2023, we had 40,675,462 shares of common stock issued and outstanding, and no shares of preferred stock issued and outstanding. Unless stated otherwise, the following discussion summarizes the term and provisions of our Restated Charter and our Restated Bylaws.

Common Stock

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine. We have never declared or paid cash dividends on our common stock and we do not intend to pay any cash dividends on our common stock for the foreseeable future.

Voting Rights

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. We have not provided for cumulative voting for the election of directors in our Restated Charter, which means that holders of a majority of the shares of our common stock will be able to elect all of our directors. Our Restated Charter established a classified board of directors, divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights, and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of their qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Our board of directors is also able to increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding and not above the number of shares of that series authorized, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. We have no current plan to issue any shares of preferred stock.

Anti-Takeover Provisions

The provisions of the DGCL, our Restated Charter and our Restated Bylaws could have the effect of delaying, deferring or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Section 203 of the DGCL

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

●	before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans in some instances, but not the outstanding voting stock owned by the interested stockholder; or

●	at or after the time the stockholder became interested, the business combination was approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, lease, pledge, or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

●	subject to exceptions, any transaction that results in the issuance of transfer by the corporation of any stock of the corporation to the interested stockholder;

●	subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Restated Certificate of Incorporation and Restated Bylaws Provisions

Our Restated Charter and our Restated Bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our management team or changes in our board of directors or our governance or policy, including the following:

●	Board Vacancies. Our Restated Bylaws and Restated Charter authorize generally only our board of directors to fill vacant directorships resulting from any cause or created by the expansion of our board of directors. In addition, the number of directors constituting our board of directors may be set only by resolution adopted by a majority vote of our entire board of directors. These provisions prevent a stockholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees.

●	Classified Board. Our Restated Charter and Restated Bylaws provide that our board of directors is classified into three classes of directors. The existence of a classified board of directors could delay a successful tender offeror from obtaining majority control of our board of directors, and the prospect of that delay might deter a potential offeror. See the section titled “Management” for additional information.

●	Directors Removed Only for Cause. Our Restated Charter provides that stockholders may remove directors only for cause.

●	Supermajority Requirements for Amendments of Our Restated Certificate of Incorporation and Restated Bylaws. Our Restated Charter provides that the affirmative vote of holders of at least 66 2/3% of our outstanding common stock are required to amend certain provisions of our Restated Charter, including provisions relating to the classified board of directors, the size of the board of directors, removal of directors, special meetings, actions by written consent, and designation of our preferred stock. The affirmative vote of holders of at least 66 2/3% of our outstanding common stock are required to amend or repeal our Restated Bylaws, although our Restated Bylaws may be amended by a simple majority vote of our board of directors.

●	Stockholder Action; Special Meetings of Stockholders. Our Restated Charter provides that our stockholders may not take action by written consent but may only take action at annual or special meetings of our stockholders. As a result, holders of our capital stock would not be able to amend our Restated Bylaws or remove directors without holding a meeting of our stockholders called in accordance with our Restated Bylaws. Our Restated Charter and our Restated Bylaws provide that special meetings of our stockholders may be called only by a majority of our board of directors, the chairman of our board of directors, or our chief executive officer, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders to take any action, including the removal of directors.

●	Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our Restated Bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our Restated Bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our Company.

●	No Cumulative Voting. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our Restated Charter and Restated Bylaws do not provide for cumulative voting.

●	Issuance of Undesignated Preferred Stock. We anticipate that after the filing of our Restated Charter, our board of directors will have the authority, without further action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or otherwise.

●	Choice of Forum. Our Restated Charter provides that, to the fullest extent permitted by law, the Court of Chancery of the State of Delaware will be the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the DGCL, our Restated Charter or our Restated Bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. Our Restated Bylaws provide that the federal district courts of the United States of America will, to the fullest extent permitted by law, be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, which we refer to as a Federal Forum Provision. Our decision to adopt a Federal Forum Provision followed a decision by the Supreme Court of the State of Delaware holding that such provisions are facially valid under Delaware law. While there can be no assurance that federal courts or state courts will follow the holding of the Delaware Supreme Court or determine that the Federal Forum Provision should be enforced in a particular case, application of the Federal Forum Provision means that suits brought by our stockholders to enforce any duty or liability created by the Securities Act must be brought in federal court and cannot be brought in state court. While neither the exclusive forum provision nor the Federal Forum Provision applies to suits brought to enforce any duty or liability created by the Exchange Act, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Accordingly, actions by our stockholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder also must be brought in federal court. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the regulations promulgated thereunder. Any person or entity purchasing or otherwise acquiring or holding any interest in any of our securities shall be deemed to have notice of and consented to our exclusive forum provisions, including the Federal Forum Provision. These provisions may limit a stockholder’s ability to bring a claim in a judicial forum of their choosing for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us and our directors, officers, and other employees.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC. The transfer agent’s address is 18 Lafayette Place, Woodmere, NY 11598, and its telephone number is (212) 828-8436.

Exchange Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “AUGX.”

Limitations of Liability and Indemnification Matters

For a discussion of liability and indemnification, see the section titled “Indemnification of Directors and Officers” in Part II, Item 15 of the registration statement on Form S-3 of which this prospectus forms a part.

SELLING SECURITYHOLDERS

This prospectus covers the resale by the selling securityholders identified in the table below of up to 9,375,342 shares of common stock. The selling securityholders acquired our securities in connection with a private placement pursuant to a Securities Purchase Agreement, dated April 19, 2023, by and among us and the selling securityholders. We are registering shares of our common stock held by, and issuable upon the exercise of warrants held by, the selling securityholders pursuant to the terms of a registration rights agreement, dated as of April 19, 2023 (the “Registration Rights Agreement”), which we entered into with the selling securityholders in connection with the private placement.

The selling securityholders may from time to time offer and sell, pursuant to this prospectus and any accompanying prospectus supplement, post-effective amendment or filing we make with the SEC under the Exchange Act that is incorporated by reference in this prospectus, the shares of our common stock set forth opposite their names in the table below under the heading “Number of Shares Being Offered.” The table and the accompanying footnotes set forth the name of each selling securityholder and the number of shares of our common stock beneficially owned by the selling securityholder prior to and after this offering and assume that the selling securityholders will sell all of the shares listed. The following table and the accompanying footnotes are based in part on information supplied to us by the selling securityholders. However, the selling securityholders may have sold, transferred or otherwise disposed of some or all of their shares since providing such information to us. Additionally, because the selling securityholders may sell all or some of their shares under this prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold by the selling securityholders or that will be held by the selling securityholders after completion of any sales. We do not know how long the selling securityholders will hold the shares before selling them. Any changed information given to us by the selling securityholders will be set forth in prospectus supplements, post-effective amendments or in filings we make with the SEC under the Exchange Act, which are incorporated by reference in this prospectus if and when necessary.

The number of shares beneficially owned by each selling securityholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. Percentage ownership is based on 40,675,462 shares of our common stock outstanding as of May 2, 2023. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days of May 2, 2023 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Solely for purposes of reflecting all securities registered for resale in this prospectus, in the following table we included as beneficially owned certain warrants to purchase common stock (the “Breakeven Warrants”) even though such Breakeven Warrants are not beneficially owned because they are not exercisable within 60 days of May 2, 2023.

Additional selling securityholders not named in this prospectus will not be able to use this prospectus for resales until they are named in the selling securityholders table by prospectus supplement, post-effective amendment or in a filing we make with the SEC under the Exchange Act, which is incorporated by reference in this prospectus. Transferees, successors and donees of the identified selling securityholders will not be able to use this prospectus for resales until they are named in the selling securityholders table by prospectus supplement, post-effective amendment or in a filing we make with the SEC under the Exchange Act, which is incorporated by reference in this prospectus. If required, we will add transferees, successors and donees by prospectus supplement, post-effective amendment or in a filing we make with the SEC under the Exchange Act, which is incorporated by reference in this prospectus in instances where the transferee, successor or donee has acquired its shares from the holder named in this prospectus after the effective date of this prospectus.

The registration of the common stock of the selling securityholders through this prospectus constitutes a secondary offering and is not an offering by or on behalf of the Company. We will not receive any proceeds from the resale of the common stock by the selling securityholders.

Except as disclosed in the footnotes below, none of the selling securityholders has been an officer or director of ours or any of our predecessors or affiliates within the past three years. Except as disclosed in the footnotes below, no selling securityholder had a material relationship with the company or any of its affiliates within the last three years.

The inclusion of any shares in this table does not constitute an admission of beneficial ownership by the persons named below.

	Shares of Common Stock Beneficially Owned Prior to this Offering		Shares of Common	Shares of Common Stock Beneficially Owned After this Offering
Name of Selling Securityholder	Number of Shares	Percentage of Outstanding Common Stock(1)	Stock Offered Pursuant to this Resale Offering	Number of Shares(2)	Percentage of Outstanding Common Stock(1)
HINSIGHT-AUGX Holdings, LLC (3)	3,906,348	9.15%	3,906,348	-	-
Entities affiliated with Redmile Group, LLC (4)	21,340,119	46.01%	5,468,994	15,871,125	34.22%

(1)	Applicable percentage ownership is based on 40,675,462 shares of our common stock outstanding as of May 2, 2023.

(2)	Assumes the sale of all shares offered in this prospectus.

(3)	Consists of: (i) 1,875,000 shares of common stock, (ii) a warrant to purchase 1,250,078 shares of common stock and (iii) a Breakeven Warrant to purchase 781,270 shares of common stock. The address of HINSIGHT-AUGX HOLDINGS, LLC is One Park Plaza, Bldg. 1, Nashville, TN 37203. The warrants are subject to 4.99% beneficial ownership limitations that preclude HINSIGHT-AUGX HOLDINGS, LLC from exercising any portion of the warrants to the extent that, following such exercise, HINSIGHT-AUGX HOLDINGS, LLC’s beneficial ownership of our then-outstanding common stock would exceed 4.99%. The number of shares set forth in the above table does not reflect the application of these limitations.

(4)

Consists of: (i) 521,140 shares of common stock held by Redmile Capital Fund, LP, (ii) 161,889 shares of common stock held by Redmile Capital Offshore Master Fund, Ltd., (iii) 32,914 shares of common stock held by Redmile Strategic Trading Sub, Ltd., (iv) 6,218,238 shares of common stock and a warrant to purchase 917,414 shares of common stock held by Redmile Private Investments II, L.P., (v) a warrant to purchase 573,384 shares of common stock held by RAF, L.P., (vi) 8,696,146 shares of common stock, a warrant to purchase 3,125,195 shares of common stock and a Breakeven Warrant to purchase 1,093,799 shares of common stock held by RedCo II Master Fund, L.P. (“RedCo II”). “Shares of Common Stock Offered Pursuant to this Resale Offering” consists of 1,250,000 shares of common stock, a warrant to purchase 3,125,195 shares of common stock and a Breakeven Warrant to purchase 1,093,799 shares of common stock held directly by RedCo II. Redmile Group, LLC (“Redmile”) is the investment manager/adviser to each of the private investment vehicles and separately managed accounts listed above, including RedCo II Master Fund, L.P. (collectively, the “Redmile Funds”) and, in such capacity, exercises sole voting and investment power over all of the securities of the Company held by the Redmile Funds and may be deemed to be the beneficial owner of such securities. Jeremy C. Green serves as the managing member of Redmile and also may be deemed to be the beneficial owner of such securities. Redmile and Mr. Green each disclaim beneficial ownership of such securities, except to the extent of its or his pecuniary interest therein, if any. Robert Faulkner is a Managing director of Redmile and serves as a member of our Board. The address of the above entities and persons is One Letterman Dr., Bldg D, Suite D3-300, San Francisco, CA 94129.

PLAN OF DISTRIBUTION

The selling securityholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling securityholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling securityholders may use any one or more of the following methods when disposing of shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling securityholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus. The selling securityholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling securityholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling securityholders may also enter into options or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling securityholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling securityholders and any underwriters, broker-dealers or agents that are involved in selling the common stock or interests therein may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling securityholders in the Offering has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock. If a selling securityholders is deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to this registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling securityholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling securityholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling securityholders to keep this registration statement of which this prospectus constitutes a part effective for three years from the date it is declared effective by the SEC or until the date on which all of the shares required to be registered by us have been transferred other than to certain enumerated permitted assignees under the Registration Rights Agreement.

LEGAL MATTERS

The validity of the securities offered in this prospectus is being passed upon for us by Morrison & Foerster LLP, San Francisco, California. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The audited financial statements as of December 31, 2022 and for the year then ended incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Frank, Rimerman + Co. LLP, our former independent registered public accounting firm, has audited our balance sheet as of December 31, 2021, and the related statements of operations and comprehensive loss, changes in stockholders’ equity and cash flows for the year ended December 31, 2021. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC, including Augmedix. The address of that website is http://www.sec.gov.

Our website address is www.augmedix.com. General information about us, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at https://ir.augmedix.com/ as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website as part of this prospectus.

We have filed with the SEC a “shelf” registration statement on Form S-3, including exhibits, schedules and amendments filed with the registration statement, of which this prospectus is a part, under the Securities Act with respect to the securities that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information with respect to our company and the securities that may be offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus is qualified in all respects by the exhibit to which the reference relates. You should refer to the actual documents for a more complete description of the relevant matters. You may access a copy of the registration statement through the SEC’s website as provided above.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on April 17, 2023.

●	our Amendment No. 1 to our Annual Report on Form 10-K/A for the year ended December 31, 2022, filed with the SEC on May 1, 2023.

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 15, 2023.

●	our Current Reports on Form 8-K filed with the SEC on January 10, 2023, January 12, 2023, February 6, 2023, February 21, 2023, March 6, 2023, March 13, 2023, April 14, 2023, April 20, 2023, May 9, 2023, May 12, 2023 and May 18, 2023.

●	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on October 7, 2021, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.8 to our Annual Report on Form 10-K for the year ended December 31, 2022.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing, telephoning or emailing us at the following address:

Augmedix, Inc.

111 Sutter Street, Suite 1300

San Francisco, California 94104

(888) 669-4885

investors@augmedix.com

Attention: Investor Relations

Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus or any accompanying prospectus supplement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$3,430.10
Accounting fees and expenses	27,500.00
Printing expenses	5,000.00
Legal fees and expenses	15,000.00
Total	$50,930.10

Item 15. Indemnification of Directors and Officers.

Section 145 of the DGCL, authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended (the Securities Act).

As permitted by the DGCL, the Registrant’s Restated Charter contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, except liability for the following:

●	any breach of the director’s duty of loyalty to the Registrant or its stockholders;

●	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

●	under Section 174 of the DGCL (regarding unlawful dividends and stock purchases); or

●	any transaction from which the director derived an improper personal benefit.

The Company has entered into indemnification agreements with each of its current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Company’s Restated Charter and Restated Bylaws, and to provide additional procedural protections. There is no pending litigation or proceeding involving a director or executive officer of the Company for which indemnification is sought. The indemnification provisions in the Company’s Restated Charter, Restated Bylaws, and the indemnification agreements entered into between the Company and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Company’s directors and executive officers for liabilities arising under the Securities Act.

The Company currently carries liability insurance for its directors and officers.

Certain of the Company’s directors are also indemnified by their employers with regard to service on the Company’s board of directors.

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
3.1	Restated Certificate of Incorporation of Augmedix, Inc., as filed with the Delaware Secretary of State on October 5, 2020 (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the SEC on October 9, 2020).
3.2	Restated Bylaws of Augmedix, Inc., dated October 5, 2020 (incorporated by reference to Exhibit 3.3 to the Current Report on Form 8-K filed with the SEC on October 9, 2020).
5.1*	Legal Opinion of Morrison & Foerster LLP.
10.1	Registration Rights Agreement, dated April 19, 2023, by and between Augmedix, Inc. and the parties thereto (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on April 20, 2023).
23.1*	Consent of Grant Thornton LLP, independent registered public accounting firm.
23.2*	Consent of Frank, Rimerman + Co. LLP, independent registered public accounting firm.
23.2*	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page of this registration statement).
107*	Filing Fee Table.

*	Filed herewith.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement ; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or(x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 19th day of May, 2023.

AUGMEDIX, INC.

By:	/s/ Emmanuel Krakaris
Emmanuel Krakaris
President, Chief Executive Officer, Secretary and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Emmanuel Krakaris and Paul Ginocchio, and each or any of them, as the undersigned’s true and lawful attorney-in-fact and agent, each with full power of substitution and re-substitution, for the undersigned and on the undersigned’s behalf in any and all capacities (including the undersigned’s capacity as a director of Augmedix, Inc.) to sign, execute and file this registration statement and any registration statement that is to become effective upon filing pursuant to Rule 462 under the Securities Act of 1933, as amended, relating to any offering of securities in connection with this registration statement and any or all amendments (including, without limitation, post-effective amendments) to any such registration statements, and to file the same, with all exhibits thereto and any and all documents required to be filed with respect therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, have done, may lawfully do or may cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Capacity	Date
/s/ Emmanuel Krakaris	President, Chief Executive Officer, Secretary, and Director	May 19, 2023
Emmanuel Krakaris	(Principal Executive Officer)

/s/ Paul Ginocchio	Chief Financial Officer	May 19, 2023
Paul Ginocchio	(Principal Financial and Accounting Officer)
/s/ William J. Febbo	Director	May 19, 2023
William J. Febbo
/s/ Jason Krikorian	Director	May 19, 2023
Jason Krikorian
/s/ Laurie McGraw	Director	May 19, 2023
Laurie McGraw
/s/ Joseph Marks	Director	May 19, 2023
Joseph Marks
/s/ Ian Shakil	Director	May 19, 2023
Ian Shakil
/s/ Margie L. Traylor	Director	May 19, 2023
Margie L. Traylor
/s/ Roderick H. O’Reilly	Director	May 19, 2023
Roderick H. O’Reilly

/s/ Robert Faulkner	Director	May 19, 2023
Robert Faulkner

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